Exhibit 99.1

MOMENTA PHARMACEUTICALS, INC.	675 WEST KENDALL STREET	T: 617.491.9700 F: 617.621.0430
	CAMBRIDGE, MA 02142	WWW.MOMENTAPHARMA.COM

Momenta Pharmaceuticals Reports

Financial Results for the Fourth Quarter and Year End 2010

2/8/11 v5.0

CAMBRIDGE, MA — February 10, 2011 — Momenta Pharmaceuticals, Inc. (Nasdaq: MNTA), a biotechnology company specializing in the characterization and engineering of complex drugs, today reported its financial results for the fourth quarter and year ended December 31, 2010.

For the fourth quarter of 2010 the Company reported a net income of $36.3 million, or $0.77 per diluted share, compared to a net loss of $14.7 million, or $0.34 per share, for the same period in 2009.  For the year ended December 31, 2010, the Company reported a net income of $37.3 million, or $0.81 per diluted share, compared to a net loss of $64.0 million, or $1.60 per share, for the same period in 2009.  At December 31, 2010, the Company had cash, cash equivalents, and marketable securities of $152.8 million, compared to $95.7 million at December 31, 2009.

“The successful launch of generic Lovenox® made 2010 a pivotal year for Momenta as we achieved profitability for the first time,” reflected Craig A. Wheeler, President and Chief Executive Officer. “Looking forward, the FDA review of the ANDA for generic Copaxone® continues to advance and we expect to build on our 2010 momentum into 2011 as we move this product and our follow-on biologics and novel drug pipeline forward.”

Financial Results

Revenue for the fourth quarter of 2010 was $58.3 million, compared to $5.6 million for the same period in 2009.  For the year ended December 31, 2010, revenue was $116.8 million, compared to $20.2 million for 2009.  The increase in revenue in both periods was due to profit share earned from commercial sales of enoxaparin sodium injection which received FDA marketing approval in July of 2010.  At December 31, 2010, the receivable for the fourth quarter enoxaparin profit share was $52.4 million and our cash, cash equivalents and marketable securities balance totaled $152.8 million.

Research and development expenses for the fourth quarter of 2010 were $15.2 million, compared to $14.2 million for the same period in 2009. The increase in research and development expenses from fourth quarter 2009 to fourth quarter 2010 principally resulted from an increase in development costs in support of our M356 and M402 programs. For the year ended December 31, 2010, research and development expenses were $51.7 million, compared to $60.6 million for 2009.  The year-over-year decrease in research and development expenses principally resulted from a decrease in manufacturing, process development and third-party research costs in support of our M356 program.

General and administrative expenses for the fourth quarter of 2010 totaled $7.8 million, compared with $6.1 million for the same period in 2009.  For the year ended December 31, 2010, general and administrative expenses were $28.6 million, compared to $23.8 million for 2009.  The increase in general and administrative expenses for both periods was primarily due to an increase in royalties payable to Massachusetts Institute of Technology   associated with the launch and sales of enoxaparin sodium injection as well as an increase in compensation expense.

Conference Call Information

Management will host a conference call on Thursday, February 10, 2011 at 10:00 am EST to discuss these results and provide an update on the Company.  To access the call, please dial (877) 224-9084 (domestic) or (720) 545-0022 (international) prior to the scheduled conference call time and provide the access code 38546405. A replay of the call will be available approximately two hours after the conclusion of the call and will be accessible through February 24, 2011.  To access the replay, please dial (800) 642-1687(domestic) or (706) 645-9291 (international) and provide the access code 38546405.

A live audio webcast of the call will be available on the “Investors” section of the Company’s website, www.momentapharma.com.  Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Momenta website approximately two hours after the call and will be available through March 13, 2011.

About Momenta

Momenta Pharmaceuticals is a biotechnology company specializing in the detailed structural analysis of complex mixture drugs and is headquartered in Cambridge, MA. Momenta is applying its technology to the development of generic versions of complex drug products, as well as to the discovery and development of novel drugs.

To receive additional information about Momenta, please visit the website at www.momentapharma.com, which does not form a part of this press release.

Forward Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, the Company’s revenue, expenses and other results of operations, including the quarter and year ended December 31, 2010, our profitability, our generic Copaxone development and ANDA review expectations, and our other product development plans and expectations may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995..  Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “hope,” “target,” “project,” “goals,” “potential,” “predict,” “might,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors referred to in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by Momenta from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein.  Momenta is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Our logo, trademarks, and service marks are the property of Momenta Pharmaceuticals, Inc. All other trade names, trademarks, or service marks are property of their respective owners.

MOMENTA PHARMACEUTICALS, INC.

Unaudited, Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2010	December 31, 2009
Assets
Cash and marketable securities	$152,759	$95,650
Accounts receivable	54,485	—
Restricted cash	1,778	1,778
Other assets	18,547	21,023
Total assets	$227,569	$118,451
Liabilities and Stockholders’ Equity
Current liabilities	$17,652	$16,340
Other liabilities	3,814	7,949
Stockholders’ equity	206,103	94,162
Total liabilities and stockholders’ equity	$227,569	$118,451

MOMENTA PHARMACEUTICALS, INC.

Unaudited Condensed Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Collaboration revenues:
Product revenues	$52,437	$—	$96,625	$—
Research and development revenues	5,889	5,646	20,147	20,249
Total revenues	58,326	5,646	116,772	20,249
Operating expenses:
Research and development*	15,191	14,232	51,712	60,612
General and administrative*	7,836	6,057	28,595	23,800
Total operating expenses	23,027	20,289	80,307	84,412

Operating income (loss)	35,299	(14,643)	36,465	(64,163)

Other income (expense):
Interest income	44	77	176	825
Interest expense	(63)	(123)	(329)	(570)
Other income (expense)	978	—	978	(104)
Total other income (expense)	959	(46)	825	151

Net income (loss)	$36,258	$(14,689)	$37,290	$(64,012)

Net income (loss) per share:
Basic	$0.79	$(0.34)	$0.84	$(1.60)
Diluted	$0.77	$(0.34)	$0.81	$(1.60)

Weighted average shares outstanding:
Basic	45,940	43,615	44,626	40,056
Diluted	46,930	43,615	45,942	40,056

*Includes the following share-based compensation expense:
Research and development	$794	$1,072	$4,085	$4,377
General and administrative	$1,293	$1,443	$6,755	$6,378

CONTACT:

Momenta Pharmaceuticals, Inc.

Beverly Holley, Director of Investor Relations

bholley@momentapharma.com

(617) 395-5189

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